SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MARCH 4, 2002
(To Prospectus dated December 14, 2001)


                              CWABS MASTER TRUST
                       (for the Series 2002-B Subtrust)
                                    Issuer

                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Sponsor and Master Servicer


         Revolving Home Equity Loan Asset Backed Notes, Series 2002-B

                           -----------------------


The notes represent
obligations of the CWABS                         The Notes
Master Trust for the
Series 2002-B Subtrust            o    This supplement relates to the
only and not of any other              offering of the notes of the series
series trust of the CWABS              referenced above. This supplement
Master Trust and do not                does not contain complete
represent an interest in               information about the offering of
or obligation of CWABS,                the notes. Additional information
Inc., Countrywide Home                 is contained in the prospectus
Loans, Inc., or any of                 supplement dated March 4, 2002,
their affiliates.                      prepared in connection with the
                                       offering of the notes of the series
This supplement may be                 referenced above, as supplemented
used to offer and sell                 by the supplements to the
the notes only if                      prospectus supplement dated March
accompanied by the                     4, 2002, June 27, 2002, August 27,
prospectus supplement and              2002 and September 3, 2002, and in
the prospectus.                        the prospectus of the depositor
                                       dated December 14, 2001. You are
                                       urged to read this supplement, the
                                       prospectus supplement, the
                                       supplements described above and the
                                       prospectus in full.

                                  o    As of May 15, 2003, the note
                                       principal balance of the notes was
                                       $1,067,617,192.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

May 29, 2003

                       DESCRIPTION OF THE MORTGAGE LOANS

     As of May 1, 2003 (the "Reference Date"), the total number of mortgage loans included in the mortgage loan pool was approximately 45,144 mortgage loans having an aggregate principal balance of approximately $1,080,269,466.

     The following table summarizes the delinquency and foreclosure experience of the mortgage loans as of the Reference Date.


                                                             As of May 1, 2003

Total Number of Mortgage Loans...............................  45,144
Delinquent Mortgage Loans and Pending Foreclosures
at Period End (1)
        30-59 days...........................................       0.37%
        60-89 days...........................................       0.10%
        90 days or more (excluding pending foreclosures).....       0.24%
                                                                    ----
       Total Delinquencies...................................       0.71%
                                                                    ====
Foreclosures Pending.........................................       0.05%
                                                                    ----
Total Delinquencies and foreclosures pending.................       0.76%
                                                                    ====

______________

(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Four (4) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Inc. ("Countrywide") will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement. On November 7, 2002, Countrywide Credit Industries, Inc., the parent of Countrywide, changed its name to Countrywide Financial Corporation.

     At March 31, 2003, Countrywide and its consolidated subsidiaries provided servicing for approximately $497.24 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At March 31, 2003, Countrywide provided servicing for approximately $11.99 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans of the type included in the pool serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans will experience.

     For the purposes of the following table:

     o the period of delinquency is based on the number of days payments on the mortgage loans are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.




                              As of December 31, 2000             As of December 31, 2001            As of December 31, 2002
                          --------------------------------------------------------------------------------------------------------
                               Principal                           Principal                          Principal
                                Balance         Percentage         Balance          Percentage         Balance          Percentage
                          ------------------    ----------    -----------------    -----------    ------------------    ----------
Portfolio..............   $3,748,790,561.82         --        $5,479,012,451.54        --         $10,640,766,181.58        --
Delinquency
percentage
  30-59 Days...........   $   14,580,950.53       0.39%       $   28,456,872.07       0.52%       $    42,864,688.91       0.40%
  60-89 Days...........        4,626,810.83       0.12%            7,555,089.12       0.14%            10,661,957.76       0.10%
  90+ Days.............       10,660,110.74       0.28%           21,422,742.71       0.39%            19,421,702.11       0.18%
                          ------------------    ----------    -----------------    -----------    ------------------    ----------
      Total............   $   29,867,872.10       0.80%       $   57,434,703.90       1.05%       $    72,948,348.78       0.69%
Foreclosure Rate.......   $    1,232,842.13       0.03%       $    3,142,409.33       0.06%       $     6,603,778.76       0.06%
Bankruptcy Rate........   $    9,192,831.89       0.25%       $   12,681,563.87       0.23%       $    43,053,210.55       0.40%



                                      As of March 31, 2003
                              -----------------------------------
                                   Principal
                                     Balance           Percentage
                               ------------------      ----------
Portfolio..............        $11,991,112,199.38        --
Delinquency
percentage
  30-59 Days...........        $    43,812,492.09        0.37%
  60-89 Days...........             11,344,171.93        0.09%
  90+ Days.............             22,021,707.54        0.18%
                               ------------------      ----------
      Total............        $    77,178,371.56        0.64%
Foreclosure Rate.......        $     7,797,614.19        0.07%
Bankruptcy Rate........        $    49,783,269.70        0.42%


                           DESCRIPTION OF THE NOTES

     The notes will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes
- Application of Interest Collections." The notes are allocated principal payments as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes - Payments of Principal Collections."

     As of May 15, 2003, the Note Principal Balance of the notes was $1,067,617,192. For additional information with respect to the notes, see "Description of the Notes" in the Prospectus Supplement.

Reports to Noteholders

     The May 2003 monthly statement that is available each month to noteholders via the indenture trustee's internet website is included herein as
Exhibit 2.

                               THE NOTE INSURER

     Financial Guaranty Insurance Company is the Note Insurer as described in the Prospectus Supplement. See "The Note Insurer" in the Prospectus Supplement.

     Financial Guaranty Insurance Company files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may review these documents at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Financial Guaranty Insurance Company's SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

     Upon the initial issuance of the notes, Sidley Austin Brown & Wood LLP ("Tax Counsel") issued an opinion to the effect that upon their sale for cash or property by the corporate affiliate to unrelated parties (which sale has since been consummated), for U.S. federal income tax purposes, the notes will be treated as debt and neither the trust estate nor any portion of the trust estate will be treated as a corporation. This opinion is based on the assumption that the parties will comply with the indenture as in effect at the time of the initial issuance. The opinion of Tax Counsel, however, does not bind the courts or the IRS and, therefore, does not guarantee that the IRS would not take different positions or that a court would not agree with the IRS.

     Prospective investors in the notes should consider carefully the income tax consequences of an investment in the notes discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences. References to "the transaction" and "this transaction" in the Prospectus Supplement are references to the initial issuance of the notes.

                                  OTHER TAXES

     The depositor makes no representations regarding the state, local, or foreign tax consequences of the purchase, ownership or disposition of the notes. All investors should consult their own tax advisors regarding the federal, state, local, or foreign income tax consequences of the purchase, ownership and disposition of the notes.

                             ERISA CONSIDERATIONS

     Prospective investors in the notes should carefully consider the ERISA consequences of an investment in the notes discussed under "ERISA Considerations" in the prospectus and the prospectus supplement and should consult their own advisors with respect to those consequences. As described in the prospectus supplement, a prospective investor in the notes that is, or is investing on behalf of or with plan assets of, a Plan, will be deemed to make certain representations.

                                    RATINGS

     The notes are currently rated "Aaa" by Moody's Investors Service, Inc. and AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc. in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1




Summary of Loans in Mortgage Pool                                                               Range
(As of the Reference Date)                                                                      -----

Aggregate Principal Balance                                 $1,080,269,466
Aggregate Credit Limit                                      $1,606,833,525

Weighted Average Loan Rate                                            6.02%         2.50%          to         10.63%
Weighted Average Gross Margin                                         1.78%        -1.75%          to          6.38%
Weighted Average Maximum Mortgage Rate                               17.91%         8.75%          to         24.00%
Average Principal Balance                                           $23,929            $0          to      $688,170
Average Credit Limit                                                $35,594        $4,600          to    $1,000,000
Weighted Average Scheduled Remaining Term (months)                      281            98          to           288
Weighted Average Combined Loan-to-Value Ratio                        82.96%        11.08%          to        100.00%
Average Credit Limit Utilization Rate                                67.23%         0.00%          to        100.00%
Weighted Average FICO Credit Score                                     717



Loan Programs

                                                                                          Percentage of
                                    Number of          Aggregate Unpaid        Reference Date Aggregate
Loan Programs                  Mortgage Loans         Principal Balance               Principal Balance
-------------------------------------------------------------------------------------------------------
5 Yr Draw, 5 Yr Repay                      79                $1,160,136                           0.11%
5 Yr Draw, 10 Yr Repay                     58                 2,134,900                           0.20
10 Yr Draw, 10 Yr Repay                   835                14,872,989                           1.38
10 Yr Draw, 15 Yr Repay                43,909             1,054,863,620                          97.65
15 Yr Draw, 0 Yr Repay                     81                 2,358,710                           0.22
15 Yr Draw, 10 Yr Repay                   182                 4,879,112                           0.45
-------------------------------------------------------------------------------------------------------
Total                                  45,144            $1,080,269,466                            100%
-------------------------------------------------------------------------------------------------------




Principal Balances

                                                                                            Percentage of
Range of                              Number of         Aggregate Unpaid         Reference Date Aggregate
Principal Balances ($)           Mortgage Loans        Principal Balance                Principal Balance
---------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                       12,982              $38,097,477                            3.53%
$ 10,000.01 to $ 20,000                  12,392              187,885,355                           17.39
$ 20,000.01 to $ 30,000                   8,959              224,001,557                           20.74
$ 30,000.01 to $ 40,000                   4,172              144,825,003                           13.41
$ 40,000.01 to $ 50,000                   2,558              115,895,601                           10.73
$ 50,000.01 to $ 60,000                   1,137               62,647,108                            5.80
$ 60,000.01 to $ 70,000                     731               47,599,407                            4.41
$ 70,000.01 to $ 80,000                     570               42,719,345                            3.95
$ 80,000.01 to $ 90,000                     363               30,921,593                            2.86
$ 90,000.01 to $100,000                     436               42,105,265                            3.90
$100,000.01 to $125,000                     274               30,954,806                            2.87
$125,000.01 to $150,000                     279               39,261,206                            3.63
$150,000.01 to $175,000                      66               10,702,004                            0.99
$175,000.01 to $200,000                      64               12,243,520                            1.13
$200,000.01 to $225,000                      28                5,990,061                            0.55
$225,000.01 to $250,000                      20                4,814,469                            0.45
$250,000.01 to $275,000                      23                6,054,600                            0.56
$275,000.01 to $300,000                      28                8,246,106                            0.76
$300,000.01 to $325,000                       8                2,501,766                            0.23
$325,000.01 to $350,000                      11                3,765,808                            0.35
$350,000.01 to $375,000                       7                2,545,412                            0.24
$375,000.01 to $400,000                       9                3,505,922                            0.32
$400,000.01 to $425,000                       5                2,051,890                            0.19
$425,000.01 to $450,000                       3                1,310,510                            0.12
$450,000.01 to $475,000                       5                2,300,947                            0.21
$475,000.01 to $500,000                      11                5,454,794                            0.50
$575,000.01 to $600,000                       2                1,179,762                            0.11
$675,000.01 to $700,000                       1                  688,170                            0.06
---------------------------------------------------------------------------------------------------------
Total                                    45,144           $1,080,269,466                             100%
---------------------------------------------------------------------------------------------------------




Loan Rates

                                                                                     Percentage of
Range of Loan                  Number of        Aggregate Unpaid          Reference Date Aggregate
Rates (%)                 Mortgage Loans       Principal Balance                 Principal Balance
--------------------------------------------------------------------------------------------------
2.001 - 2.500                          1                 $49,952                                0%
2.501 - 3.000                          3                  84,401                             0.01
3.501 - 4.000                          1                  98,642                             0.01
4.001 - 4.500                      6,037             179,555,673                            16.62
4.501 - 5.000                      5,255             145,188,836                            13.44
5.001 - 5.500                      2,390              62,885,589                             5.82
5.501 - 6.000                      1,892              38,825,028                             3.59
6.001 - 6.500                     13,577             254,561,478                            23.56
6.501 - 7.000                      6,990             185,909,886                            17.21
7.001 - 7.500                      3,424              73,234,124                             6.78
7.501 - 8.000                      4,347             112,585,566                            10.42
8.001 - 8.500                        478              10,484,416                             0.97
8.501 - 9.000                        553              13,147,719                             1.22
9.001 - 9.500                        129               2,208,788                             0.2
9.501 - 10.000                        28                 302,223                             0.03
10.001 - 10.500                       32                 991,755                             0.09
10.501 - 11.000                        7                 155,390                             0.01
--------------------------------------------------------------------------------------------------
Total                             45,144          $1,080,269,466                              100%
--------------------------------------------------------------------------------------------------



Months Remaining to Maturity

                                                                                          Percentage of
Months Remaining to             Number of           Aggregate Unpaid           Reference Date Aggregate
Maturity                   Mortgage Loans          Principal Balance                  Principal Balance
-------------------------------------------------------------------------------------------------------
97 - 108                               79                 $1,160,136                              0.11%
157 - 168                             139                  4,493,610                              0.42
217 - 228                             835                 14,872,989                              1.38
265 - 276                              13                    282,083                              0.03
277 - 288                          44,078              1,059,460,648                             98.07
-------------------------------------------------------------------------------------------------------
Total                              45,144             $1,080,269,466                               100%
-------------------------------------------------------------------------------------------------------



Combined Loan-to-Value Ratios

                                                                                                Percentage of
Range of                                    Number of          Aggregate Unpaid       Reference Date Aggregate
Combined Loan-to-Value Ratios          Mortgage Loans         Principal Balance              Principal Balance
--------------------------------------------------------------------------------------------------------------
10.01-20.00                                        21                  $935,951                          0.09%
20.01-30.00                                       241                 8,914,770                          0.83
30.01-40.00                                       513                15,536,070                          1.44
40.01-50.00                                       993                29,430,507                          2.72
50.01-60.00                                     1,685                42,754,417                          3.96
60.01-70.00                                     4,124               110,839,482                         10.26
70.01-80.00                                     6,768               174,189,675                         16.12
80.01-90.00                                    18,450               378,174,847                         35.01
90.01-100.00                                   12,349               319,493,746                         29.58
--------------------------------------------------------------------------------------------------------------
Total                                          45,144            $1,080,269,466                         100%
--------------------------------------------------------------------------------------------------------------




Geographic Distribution

                                                                                       Percentage of
                                   Number of       Aggregate Unpaid         Reference Date Aggregate
State                         Mortgage Loans       Principal Balance               Principal Balance
----------------------------------------------------------------------------------------------------

Alabama                                  719          $14,268,828.00                           1.32%
Alaska                                    69            1,886,516                              0.17
Arizona                                 1649           36,553,800                              3.38
California                              9591          303,958,079                             28.14
Colorado                                2174           60,374,255                              5.59
Connecticut                              416           10,624,512                              0.98
Delaware                                  77            1,624,621                              0.15
District Of Columbia                      29              919,402                              0.09
Florida                                 2713           57,655,156                              5.34
Georgia                                 1481           33,776,431                              3.13
Hawaii                                   310           10,761,995                              1.00
Idaho                                    598           12,970,124                              1.20
Illinois                                1803           38,857,475                              3.60
Indiana                                  815           14,235,237                              1.32
Iowa                                     260            4,377,451                              0.41
Kansas                                   560            9,776,446                              0.91
Kentucky                                 294            6,526,985                              0.60
Louisiana                                431            8,229,431                              0.76
Maine                                    152            2,555,468                              0.24
Maryland                                 773           17,771,811                              1.65
Massachusetts                            955           22,705,010                              2.10
Michigan                                2255           45,275,408                              4.19
Minnesota                                541           11,130,881                              1.03
Mississippi                              160            3,112,444                              0.29
Missouri                                 869           14,626,835                              1.35
Montana                                  229            4,164,211                              0.39
Nebraska                                 137            2,423,113                              0.22







Nevada                                   657           15,904,931                              1.47
New Hampshire                            275            6,156,972                              0.57
New Jersey                              1292           32,322,391                              2.99
New Mexico                               348            6,746,113                              0.62
New York                                1105           28,585,538                              2.65
North Carolina                          1119           23,039,779                              2.13
North Dakota                              42              893,704                              0.08
Ohio                                    1459           24,660,823                              2.28
Oklahoma                                 575           10,970,650                              1.02
Oregon                                   719           16,656,808                              1.54
Pennsylvania                            1547           30,974,395                              2.87
Rhode Island                              83            1,616,750                              0.15
South Carolina                           407            8,897,772                              0.82
South Dakota                              65              967,423                              0.09
Tennessee                                839           15,123,290                              1.40
Texas                                     49              859,027                              0.08
Utah                                     915           22,920,495                              2.12
Vermont                                   37              601,996                              0.06
Virginia                                 916           19,734,349                              1.83
Washington                              1690           43,207,935                              4.00
West Virginia                             83            1,287,366                              0.12
Wisconsin                                692           12,177,909                              1.13
Wyoming                                  170            4,821,123                              0.45
----------------------------------------------------------------------------------------------------
Total                                 45,144       $1,080,269,466                              100%
----------------------------------------------------------------------------------------------------




Range of Credit Scores for the Mortgage Loans


                                                                                 Percentage of
Range of                  Number of            Aggregate Unpaid       Reference Date Aggregate
Credit Scores        Mortgage Loans           Principal Balance              Principal Balance
----------------------------------------------------------------------------------------------
841 - 850                         1                          $0                          0.00%
821 - 840                       147                   1,617,832                           0.15
801 - 820                     1,124                  19,117,265                           1.77
781 - 800                     3,733                  70,234,728                           6.50
761 - 780                     5,748                 115,619,411                          10.70
741 - 760                     6,316                 138,278,371                          12.80
721 - 740                     6,565                 155,011,671                          14.35
701 - 720                     7,149                 184,734,471                          17.10
681 - 700                     5,635                 149,460,163                          13.84
661 - 680                     4,880                 140,108,715                          12.97
641 - 660                     2,167                  59,400,732                           5.50
621 - 640                     1,538                  41,726,580                           3.86
601 - 620                       122                   4,347,415                           0.40
581 - 600                         8                     285,874                           0.03
561 - 580                         4                     180,996                           0.02
541 - 560                         3                      48,792                           0.00
520 or less                       2                      17,363                           0.00
Missing                           2                      79,087                           0.01
----------------------------------------------------------------------------------------------
Total                        45,144              $1,080,269,466                           100%
----------------------------------------------------------------------------------------------



Property Type

                                                                                            Percentage of
                                      Number of          Aggregate Unpaid        Reference Date Aggregate
Property Types                   Mortgage Loans         Principal Balance               Principal Balance
---------------------------------------------------------------------------------------------------------
Single Family Residence                  35,801            $  852,615,585                          78.93%
Planned Unit Development                  6,308               164,505,920                          15.23
Low-Rise Condominium                      2,697                54,692,437                           5.06
2-4 Family Residence                        338                 8,455,523                           0.78
---------------------------------------------------------------------------------------------------------
Total                                    45,144            $1,080,269,466                            100%
---------------------------------------------------------------------------------------------------------




Gross Margin

                                                                                  Percentage of
Range of Gross             Number of          Aggregate Unpaid         Reference Date Aggregate
Margins (%)           Mortgage Loans         Principal Balance                Principal Balance
-----------------------------------------------------------------------------------------------
Less than 0.0                      2                   $53,268                            0.00%
0.000                           5343               156,438,177                           14.48
0.001 - 0.250                    678                23,768,738                            2.20
0.251 - 0.500                   4983               131,218,755                           12.15
0.501 - 0.750                    186                10,665,883                            0.99
0.751 - 1.000                    331                16,267,975                            1.51
1.001 - 1.250                   2055                46,140,924                            4.27
1.251 - 1.500                   1168                22,460,837                            2.08
1.501 - 1.750                    749                17,181,536                            1.59
1.751 - 2.000                  10110               176,935,123                           16.38
2.001 - 2.250                   3364                75,010,085                            6.94
2.251 - 2.500                   6443               168,633,631                           15.61
2.501 - 2.750                    517                16,873,585                            1.56
2.751 - 3.000                   2935                64,920,532                            6.01
3.001 - 3.250                    526                 8,998,841                            0.83
3.251 - 3.500                   3302                90,868,233                            8.41
3.501 - 3.750                   1148                24,594,508                            2.28
3.751 - 4.000                    156                 3,145,045                            0.29
4.001 - 4.250                    345                 7,848,792                            0.73
4.251 - 4.500                    118                 2,488,277                            0.23
4.501 - 4.750                    477                11,880,008                            1.10
4.751 - 5.000                    134                 2,325,084                            0.22
5.001 - 5.250                      3                    35,372                            0.00
5.251 - 5.500                     26                   284,570                            0.03
5.501 - 5.750                      6                    84,544                            0.01
6.001 - 6.250                     32                   991,755                            0.09
6.251 - 6.500                      7                   155,390                            0.01
-----------------------------------------------------------------------------------------------
Total                         45,144            $1,080,269,466                          100.00%
-----------------------------------------------------------------------------------------------


Credit Limit Utilization Rates

                                                                                  Percentage of
Range of Credit Limit          Number of        Aggregate Unpaid       Reference Date Aggregate
Utilization Rates (%)     Mortgage Loans       Principal Balance              Principal Balance
-----------------------------------------------------------------------------------------------
0.00%                              7,142                  $7,797                          0.00%
0.01% - 10.00%                       684               1,778,228                          0.16
10.01% - 20.00%                      828               6,116,084                          0.57
20.01% - 30.00%                      970              11,211,193                          1.04
30.01% - 40.00%                    1,159              17,051,076                          1.58
40.01% - 50.00%                    1,325              22,190,402                          2.05
50.01% - 60.00%                    1,560              32,614,886                          3.02
60.01% - 70.00%                    1,864              45,284,713                          4.19
70.01% - 80.00%                    2,459              62,071,971                          5.75
80.01% - 90.00%                    4,222             114,548,518                         10.60
90.01% - 100.00%                  22,931             767,394,597                         71.04
-----------------------------------------------------------------------------------------------
Total                             45,144          $1,080,269,466                          100%
-----------------------------------------------------------------------------------------------



Maximum Loan Rates

                                                                                Percentage of
Maximum                   Number of         Aggregate Unpaid         Reference Date Aggregate
Loan Rates (%)       Mortgage Loans        Principal Balance                Principal Balance
---------------------------------------------------------------------------------------------
8.75                              3                  $55,007                            0.01%
16                            1,119               23,039,779                            2.13
17                            2,763               58,514,183                            5.42
18                           41,219              997,394,520                           92.33
21                               37                1,139,147                            0.11
24                                3                  126,829                            0.01
---------------------------------------------------------------------------------------------
Total                        45,144           $1,080,269,466                             100%
---------------------------------------------------------------------------------------------



Credit Limits

                                                                                                 Percentage of
Range of Credit                      Number of            Aggregate Unpaid            Reference Date Aggregate
Limits ($)                      Mortgage Loans           Principal Balance                   Principal Balance
--------------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                       2,377                 $13,841,321                               1.28%
$ 10,000.01 to $ 20,000                 14,257                 157,287,437                              14.56
$ 20,000.01 to $ 30,000                 11,896                 222,994,195                              20.64
$ 30,000.01 to $ 40,000                  5,587                 143,231,944                              13.26
$ 40,000.01 to $ 50,000                  4,507                 133,986,564                              12.40
$ 50,000.01 to $ 60,000                  1,492                  60,038,555                               5.56
$ 60,000.01 to $ 70,000                    998                  46,994,016                               4.35
$ 70,000.01 to $ 80,000                    872                  45,394,580                               4.20
$ 80,000.01 to $ 90,000                    520                  29,931,669                               2.77
$ 90,000.01 to $100,000                  1,245                  66,466,793                               6.15
$100,000.01 to $125,000                    317                  26,339,885                               2.44
$125,000.01 to $150,000                    498                  46,700,440                               4.32
$150,000.01 to $175,000                     83                   8,189,054                               0.76
$175,000.01 to $200,000                    161                  18,345,533                               1.70
$200,000.01 to $225,000                     41                   4,810,645                               0.45
$225,000.01 to $250,000                     57                   7,740,260                               0.72
$250,000.01 to $275,000                     39                   6,016,253                               0.56
$275,000.01 to $300,000                     67                  10,683,716                               0.99
$300,000.01 to $325,000                     10                   2,225,236                               0.21
$325,000.01 to $350,000                     23                   4,693,978                               0.43
$350,000.01 to $375,000                     11                   2,431,677                               0.23
$375,000.01 to $400,000                     18                   3,716,594                               0.34
$400,000.01 to $425,000                      4                   1,594,003                               0.15
$425,000.01 to $450,000                      6                   1,583,002                               0.15
$475,000.01 to $500,000                     49                  11,711,724                               1.08
$500,000.01 to $525,000                      1                     355,754                               0.03
$550,000.01 to $575,000                      1                     291,059                               0.03
$575,000.01 to $600,000                      1                     600,000                               0.06
$600,000.01 to $625,000                      1                     401,334                               0.04
$675,000.01 to $700,000                      1                     688,170                               0.06
$875,000.01 to $900,000                      1                     382,424                               0.04
$975,000.01 to $1,000,000                    3                     601,651                               0.06
--------------------------------------------------------------------------------------------------------------
Total                                   45,144              $1,080,269,466                               100%
--------------------------------------------------------------------------------------------------------------



Lien Priority

                                                                                    Percentage of
                               Number of         Aggregate Unpaid        Reference Date Aggregate
Lien Priority             Mortgage Loans        Principal Balance               Principal Balance
-------------------------------------------------------------------------------------------------
1st Liens                            397              $31,273,081                           2.89%
2nd Liens                         44,747            1,048,996,385                          97.11
-------------------------------------------------------------------------------------------------
Total                             45,144           $1,080,269,466                            100%
-------------------------------------------------------------------------------------------------



Origination Year

                                                                                     Percentage of
                                Number of        Aggregate Unpaid         Reference Date Aggregate
Year of Origination        Mortgage Loans       Principal Balance                Principal Balance
--------------------------------------------------------------------------------------------------
2001                               38,174            $907,635,361                           84.02%
2002                                6,970             172,634,105                           15.98
--------------------------------------------------------------------------------------------------
Total                              45,144          $1,080,269,466                            100%
--------------------------------------------------------------------------------------------------

                                  EXHIBIT 2

                          Countrywide Home Loans Inc.

                 Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-B


 Distribution Date:   May 15, 2003


----------------------------------------------------------------------------------------------------------------------------
                     Original              Beginning
                       Note                  Note              Principal           Interest               Note
 Class           Principal Balance     Principal Balance      Distribution       Distribution      Distribution Amount
----------------------------------------------------------------------------------------------------------------------------
 Note             1,717,300,000.00     $1,129,270,135.52     $61,652,943.24     $1,468,051.18        $63,120,994.42
----------------------------------------------------------------------------------------------------------------------------
 TOTAL           $1,717,300,000.00     $1,129,270,135.52     $61,652,943.24     $1,468,051.18        $63,120,994.42
----------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------
                                           Ending
                 Investor Loss              Note
 Class               Amount          Principal Balance
-------------------------------------------------------
 Note                 $0.00          $1,067,617,192.28
-------------------------------------------------------
 TOTAL                $0.00          $1,067,617,192.28
-------------------------------------------------------




                                                      AMOUNTS PER $1,000 UNIT

----------------------------------------------------------------------------------------------------------------------------------
                                   Beginning                                                                         Ending
                                      Note             Principal       Interest                Note                   Note
 Class             CUSIP        Principal Balance     Distribution    Distribution      Distribution Amount     Principal Balance
----------------------------------------------------------------------------------------------------------------------------------
 Note            126671PC4        657.58465936       35.90109081       0.85486006          36.75595086           621.68356856
----------------------------------------------------------------------------------------------------------------------------------







-------------------------------
           Rates
-------------------------------
 Class           Note
-------------------------------
 Note            1.560000%
-------------------------------





Investor Certificate Rates based on a LIBOR of:           1.31000%

    PLEASE DIRECT ANY QUESTIONS OR COMMENTS TO THE FOLLOWING ADMINISTRATOR:


                                                              Barbara Grosse
                                                              Bank One, NA
                                                              1 Bank One Plaza
                                                              Chicago, IL 60670

                  Information pursuant to Section 4.04 of the
               Sale and Servicing Agreement dated March 4, 2002



(i)         Investor Floating Allocation Percentage                  98.89200%



(ii)        Investor Distribution Amount                         63,120,994.42

(iii)       Note Interest                                         1,468,051.18
            Note Interest not payable,
               due to insufficient Investor Interest Collections          0.00
(iv)        Unpaid Investor Interest Shortfall                            0.00
            Per $1000 of Original Investor Principal Balance         0.0000000

(v)         Remaining Unpaid Investor Interest Shortfall                  0.00
            Per $1000 of Original Investor Principal Balance         0.0000000

(vi),(vii)  Principal Distributed
            Investor Loss Amount paid as principal                  187,865.72
            Investor Loss Reduction Amounts paid as principal             0.00
            Accelerated Principal Distribution Amount                 1,873.21
            Scheduled Principal Collections Payment Amount       61,463,204.31
            Guaranteed Principal Distribution Amount                      0.00
                                                                 -------------

                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-B


          Distribution Date:               May 15, 2003
          Total Principal Distributed                           61,652,943.24


(viii)    Unreimbursed Investor Loss Reduction Amounts                   0.00
          Per $1000 of Original Investor Principal Balance          0.0000000

(ix)      Basis Risk Carryforward Distributed                            0.00

(x)       Basis Risk Carryforward Remaining                              0.00

(xi)      Servicing Fee                                            475,801.10
          Accrued and Unpaid Servicing Fees from
          Prior Periods                                                  0.00

(xii)     Note Principal Balance (before distributions)      1,129,270,135.52
          Note Principal Balance (after distributions)       1,067,617,192.28
          Investor Certificate Principal Balance
          (after distributions)                              1,067,617,192.28

          Loan Factor                                               0.6327556

(xiii)    Asset Balance of Mortgage Loans                    1,080,269,465.80

(xiv)     Credit Enhancement Draw Amount                                 0.00

(xv)      Delinquency Information

                             -----------------------------------------------
                                 Count       Balance        % of Group Bal
                             -----------------------------------------------
            30-59 days            166      5,041,302.89        0.466671%
            60-89 days             47      1,514,315.52        0.140179%
          90 or more days         108      3,933,891.53        0.364158%
                             -----------------------------------------------
              Total               321     10,489,509.94        0.971009%
                             -----------------------------------------------

         *Note: The above statistics do not include loans in foreclosure proceedings or REO properties.

                             -----------------------------------------------
                                 Count       Balance        % of Group Bal
          Bankruptcy         -----------------------------------------------
                                  126      3,691,189.65        0.341692%
                             -----------------------------------------------

                            *Note: Bankruptcy Loans are also included in Delinquencies

(xvi)     Foreclosure and REO Information

                            ----------------------------------------------
                                Count       Balance        % of Group Bal
                            ----------------------------------------------
          Foreclosure            24        750,120.83          0.069438%
             REO                  4        179,065.80          0.016576%
                            ----------------------------------------------
            Total                28        929,186.63          0.086014%
                            ----------------------------------------------

(xvii)    Optional Servicer Advances (Current Collection Period)  0.00
          Optional Servicer Advances (Outstanding)                0.00

(xviii)   Note Rate                                                   1.560000%

(xix)     Mortgage Loans retransferred to the Transferor pursuant
          to Sect. 2.06
          Count                                                              0
          Principal Balance                                               0.00


(xx)      Subordinated Transferor Collections                    12,652,505.18



(xxi)     Overcollateralization Step-Down Amount                          0.00


(xxii)    Available Transferor Subordinated Amount               12,652,505.18
          Required Transferor Subordinated Amount                12,654,378.39
          Interest Collections (non-Investor)                        60,421.15
          Transferor Principal Collections                       18,406,397.12

(xxiii)   Mortgage Loans for which the Mortgage Loan
          File was not delivered to the Indenture
          Trustee within 30 days of the                  Number                       0
          Closing Date                                   Balance                   0.00



                                                Other information

          Transferor Principal Balance (Beginning)                12,652,505.18
          Transferor Principal Balance (Ending)                   12,652,273.52
          Investor Fixed Allocation Percentage                            99.25%

          Periods until Step-Down Remittance Date                            17


          Mortgage Loans Payment Summary
          Interest Received                                        5,928,972.78
          Net Liquidation Proceeds (Allocable to
          Interest)                                                        0.00
          Insurance Proceeds (Allocable to Interest)                       0.00
          Servicer Optional Advance (Allocable to
          Interest)                                                        0.00
          Purchase Price per Sect. 2.02 (a) (Allocable to
          Interest)                                                        0.00
          Purchase Price (90+ Day Delinq) (Allocable
          to Interest)                                                     0.00
          Residual Advance                                                 0.00
                                                             ------------------
          Total Interest                                           5,928,972.78
          Investor Interest Collections                            5,392,750.53

          Begining Balance                                     1,141,922,640.70
          Principal Collections                                   79,869,601.43
          Net Liquidation Proceeds (Alloc. to
          Principal)                                                       0.00

            --------------------------------------------------------
                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-B
            --------------------------------------------------------


Distribution Date:            May 15, 2003
Insurance Proceeds (Alloc. to Principal)                                  0.00
Purchase Price per Sect. 2.02 (a) (Alloc. to Principal)                   0.00
Purchase Price (90+ Day Delinq) (Alloc. to Principal)                     0.00
Loans Removed from the Trust by the Servicer per Sect. 2.06               0.00
Transfer Deposit Amount per Sect. 2.02 (a)                                0.00
                                                               ---------------
Total Principal                                                  79,869,601.43


Additional Balances                                              18,406,397.12
Ending Principal Balance                                      1,080,269,465.80
Total Collections                                                85,322,773.11
Alternative Principal Payment                                    61,463,204.31


Loans Average Daily Balance                                   1,145,294,048.06


Weighted Average Loan Rate                                              6.0256%
Weighted Average Net Loan Rate                                          4.8456%
Maximum Rate                                                            4.7793%


Excess Interest                                                   3,574,817.84


Loan Modification Summary                                         Current           Cumulative       % of Initial
                                                                  -------           ----------       ------------
Loans with Senior Lien Balance Modification (CLTV<80%)              990,238.54      10,894,803.33                0.65%
Loans with Senior Lien Balance Modification (CLTV>80%)            2,921,314.70      25,872,284.06                1.53%
Loans with Credit Limit Modification                              1,900,533.00      30,498,238.90                1.81%
Loans with Gross Margin Modification                                904,822.58      19,083,255.94                1.13%


Credit Enhancer Information
Amount due to Credit Enhancer from Prepayment Shortfall                   0.00
FGIC Surety Bond in force?                                        YES
Credit Enhancement Draw Amount                                            0.00
Guaranteed Principal Payment Amount                                       0.00
Guaranteed Distribution                                           1,468,051.18
Credit Enhancement Premium                                          160,142.58


Beginning O/C Amount                                                      0.00
Ending O/C Amount                                                         0.00
Ending O/C Amount (% of Original Pool Balance)                          0.0000%


Liquidation Loss Amount (Current Period)                            189,970.59
Liquidation Loss Amount (Cumulative)                                618,708.84


Cumulative Loss Step-Up Percentage                                        0.00%
Rolling Six Month Delinquency Test Violated?                        NO
Monthly Delinquency Rate                                                0.5585%
Rolling Six Month Delinquency Rate                                      0.4436%
Spread Rate                                                             3.2856%
Excess Spread Rate                                                      3.2690%
Rolling three month Excess Spread Percentage                            3.4479%
Required Subordinated Percentage                                          0.75%
Balance used for Required Subordinated Amount                   Initial Balance
Initial Subordinated Amount                                     (30,049,548.16)
Can Required Transferor Subordinated Amount be Reduced?             NO
Has a Rapid Amortization Event occurred?                            NO
Cause of Rapid Amortization Event.                                  NA
Has an Event of Servicing Termination occurred?                     NO
Cause of Event of Servicing Termination.                            NA


For the First Payment Date: Aggregate Cutoff Asset balance of Additional Home Equity Loans:

            --------------------------------------------------------
                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-B
            --------------------------------------------------------


Distribution Date:        May 15, 2003

                                                        _________________


--------------------------------------------------------------------------------------------------------------------------------
                                                          RECONCILIATION REPORT
                                                                                         ISSUE DATE  :              04-Mar-02
DEAL NAME:        COUNTRYWIDE HOME LOANS, INC.                                           DISTRIBUTION DATE:         15-May-03
                  Revolving Home Equity Loan Asset Backed Certificates, Series 2002-B    DETERMINATION DATE         12-May-03
                                                                                         RUN DATE:                  07-May-03
                                                                                                                  04:38:04 PM
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
I. CASH RECONCILIATION
--------------------------------------------------------------------------------------------------------------------------------


A. Cash Available for Distribution                                                                    Total
                                                                                                      -----
Net Collections Interest Collections - per Servicer Report                                         $5,453,171.68
Principal Collections - per Servicer Report                                                       $79,869,601.43
Residual Advance                                                                                           $0.00
Cash Released from Additional Loan Account                                                                 $0.00
Insured Payment                                                                                            $0.00
---------------------------                                                                       --------------
Total Deposit to Collection Account                                                               $85,322,773.11

--------------------------------------------------------------------------------------------------------------------------------
II. DISTRIBUTION SUMMARY AND RECONCILIATION
--------------------------------------------------------------------------------------------------------------------------------


A. Amounts Distributed:


Section 5.01


Premium to Credit Enhancer                                                                           $160,142.58
Fannie Mae Guarantee Fee                                                                                   $0.00
Investor Certificate Interest and Unpaid Investor Certificate                                      $1,468,051.18
Interest
Unreimbursed Credit Enhancement Draw Amounts                                                               $0.00
Amounts owed Master Servicer per Sect. 3.08 and 7.03                                                       $0.00
Basis Risk Carryforward                                                                                    $0.00
Class A Investor Certificate Principal Distributed                                                $61,652,943.24
Transferor Interest Distributed                                                                    $3,635,238.99
Transferor Principal Distributed                                                                  $18,406,397.12
                                                                                                  --------------
Total Distributions                                                                               $85,322,773.11


Difference (Remains in Collections Account)                                                                $0.00


Balance Reconciliation
Loan Group Beginning Balance                                                                   $1,141,922,640.70
----------------------------
Loan Group Ending Balance                                                                      $1,080,269,465.80
                                                                                               -----------------
Change in Balance                                                                                  61,653,174.90
Principal Collections                                                                             $79,869,601.43
Liquidation Loss Amount                                                                              $189,970.59
Additional Balances                                                                               $18,406,397.12
                                                                                                  --------------
Balance Check                                                                                            ($0.00)



                                                                                                                           Page 4